Exhibit 99.1

Leo Holdings Corp. Receives Non-Compliance Notice from NYSE

LONDON, U.K., OCTOBER 10, 2018 – Leo Holdings Corp. (NYSE:LHC) today announced that on October 3, 2018 the New York Stock Exchange (the “NYSE”) notified the Company that it was not currently in compliance with the requirement of Section 802.01B of the New York Stock Exchange Listed Company Manual (the “Manual”) that the Company’s Class A ordinary shares be held by a minimum of 300 public shareholders.

Pursuant to such notice, the Company is subject to the procedures set forth in Sections 801 and 802 of the Manual and must submit a business plan that demonstrates how the Company expects to return to compliance with the minimum public shareholders requirement within 18 months of receipt of the notice.

The notice and procedures described above have no effect on the listing of the Company’s securities at this time, and the Company intends to submit a plan to regain compliance as required by the rules of the NYSE. The Company anticipates that it will satisfy this listing requirement within such time period once it locates a target business and consummates an initial business combination.

About Leo Holdings Corp.

We are a newly organized blank check company newly incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Montfort Communications

Shona Prendergast

+44 20 3770 7909

lion@montfort.london

or

Lion Capital

Julia van Tuyll

+44 20 7201 2258

ir@lioncapital.com